UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Completion of Private Offering of Convertible Senior Notes

On June 9, 2022, Redwood Trust, Inc. (the “Company”) issued $200,000,000 aggregate principal amount of the Company’s 7.75% Convertible Senior Notes due 2027 (the “Notes”) pursuant to a purchase agreement (the “Purchase Agreement”) with the representative of the several initial purchasers of the Notes (the “Offering”). Pursuant to the Purchase Agreement, the Initial Purchasers (as defined below) have the option to purchase, for settlement within a period of 13 days from, and including, June 9, 2022, up to an additional $30,000,000 aggregate principal amount of Notes from the Company.

The Notes were issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”).

The resulting aggregate net proceeds to the Company from the Offering were approximately $194.0 million, after deducting the Initial Purchasers’ discounts and commissions and estimated expenses payable by the Company. The Company intends to use the net proceeds for investment and funding purposes, which may include investing in organically sourced assets through its mortgage banking businesses, opportunistically investing in third-party securities and other long-term and strategic assets for its investment portfolio, funding strategic acquisitions and investments, and funding the activities of its residential and business purpose mortgage banking businesses, as well as for general corporate purposes and potential open market purchases of its common stock, $0.01 par value per share (the “Common Stock”), or debt. The Company also used approximately $25.0 million of the net proceeds from the Offering to repurchase approximately 2.7 million shares of Common Stock concurrently with the pricing of the offering in privately negotiated transactions effected through one of the Initial Purchasers or its affiliate, as the Company’s agent.

Indenture

The Company issued the Notes under an indenture dated as of June 9, 2022 (the “Indenture”) between the Company and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

The Notes bear interest at a rate of 7.75% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2022. The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the other existing and future senior unsecured indebtedness of the Company and senior in right of payment to any indebtedness of the Company that is contractually subordinated to the Notes. The Notes, however, are effectively subordinated in right of payment to the existing and future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of the Company’s subsidiaries’ creditors, including trade creditors.

The Notes will mature on June 15, 2027 (the “Maturity Date”), unless earlier redeemed or repurchased by the Company or converted.

Before March 15, 2027, holders will have the right to convert their Notes only upon the occurrence of certain events. From and after March 15, 2027, holders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will have the right to elect to settle conversions either entirely in cash or in a combination of cash and shares of its Common Stock. However, upon conversion of any Notes, the conversion value, which will be determined over an “Observation Period” (as defined in the Indenture) consisting of 25 trading days, will be paid in cash up to at least the principal amount of the Notes being converted. The initial conversion rate of the Notes is 95.6823 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $10.45 per share. The initial conversion price represents a premium of approximately 12.50% over the closing price of the Company’s Common Stock on June 6, 2022. The conversion rate is subject to adjustment in certain circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company will have the right to redeem the Notes, in whole or in part, at its option at any time, and from time to time, prior to maturity, to the extent, and only to the extent, necessary to preserve its status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. In addition, subject to the partial redemption limitation described below, the Company will have the right to redeem the Notes, in whole or in part, at its option on or after June 16, 2025, but only if the last reported sale price per share of the Company’s Common Stock exceeds 130% of the conversion price for a specified period of time. A redemption pursuant to the provision described in the preceding sentence is referred to as a “Provisional Redemption.” Pursuant to the partial redemption limitation, the Company may not elect to redeem less than all of the outstanding Notes pursuant to a Provisional Redemption unless at least $100.0 million aggregate principal amount of Notes are outstanding and not subject to Provisional Redemption as of the time the Company sends the related redemption notice. The redemption price for any Note called for redemption will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. The Company may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

A copy of the Indenture is incorporated by reference as Exhibit 4.1 to this Current Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Act, in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Act as involving an exchange by the Company exclusively with its security holders. Assuming the initial purchasers fully exercise their option to purchase additional Notes, initially, a maximum of 24,757,798 shares of the Company’s Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 107.6426 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01.	Other Events.

On June 6, 2022, the Company entered into the Purchase Agreement with the representative (the “Representative”) of the several Initial Purchasers named therein (collectively, the “Initial Purchasers”). Subject to the terms and conditions of the Purchase Agreement, the Company agreed to sell to the Initial Purchasers, and the Initial Purchasers agreed to purchase from the Company, $200,000,000 aggregate principal amount of Notes. The Company also granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days from, and including, June 9, 2022, up to an additional $30,000,000 aggregate principal amount of Notes. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act.

Pursuant to the terms of the Purchase Agreement, all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 60 days after June 6, 2022 without first obtaining the written consent of the Representative on behalf of the Initial Purchasers, subject to certain exceptions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1	Indenture, dated June 9, 2022, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee
Exhibit 4.2	Form of 7.75% Convertible Senior Note due 2027 (included in Exhibit 4.1).
Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 9, 2022	REDWOOD TRUST, INC.

	By:	/s/ Brooke E. Carillo
Name: Brooke E. Carillo
Title: Chief Financial Officer